Exhibit I

GRAPH BLOCKCHAIN INC.

For Immediate Release

Canadian Securities Exchange

Symbol “GBLC”

Graph Blockchain Inc. to

Terminate Mandatory U.S. Public Reporting Obligations

No Impact on Canadian Public Disclosure

TORONTO, May 6th, 2020 – Graph Blockchain Inc. (the “Company”) (CSE: GBLC) today announced that it intends to terminate the mandatory U.S. public reporting obligations relating to its common shares. In accordance with the rules of the United States Securities and Exchange Commission (the “SEC”), mandatory U.S. public reporting can be terminated because less than 5% of the trading volume of the Company’s Common Shares are traded in the United States.

The Company is filing a Form 15F with the SEC today, which will immediately suspend the Company’s mandatory U.S. public reporting obligations under Section 15(d) of the United States Securities Exchange Act of 1934, as amended. Those obligations will terminate no more than 90 days after the filing of the Form 15F, barring any objections from the SEC.

The filing with the SEC and termination of mandatory U.S. public reporting obligations will have no impact on the Company’s Canadian public reporting obligations. Company filings with Canadian securities regulators will continue to be made and will be available on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

About Graph Blockchain Inc.

The Company develops leading-edge private blockchain business intelligence and data management solutions that it implements into a blockchain supported e-commerce marketplaces.

Additional Information on the Company is available at: www.graphblockchain.com

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans or objectives regarding future events or future results, and therefore are, or maybe deemed to be, “forward-looking statements.” These forward-looking statements include all matters that are not historical facts and include statements regarding our intention to terminate our mandatory U.S. public reporting obligations. These statements reflect management’s current beliefs with respect to future events and are based on information currently available to management. Forward-looking statements in respect of our intention to terminate our mandatory U.S. public reporting obligations involve known and unknown risks, uncertainties and assumptions. Although we base our forward-looking statements on assumptions that we believe were reasonable when made, we caution you that forward-looking statements are not guarantees.

For more information:

Govinda Butcher – CEO

Phone:    (416) 522-6688

Email:    govinda@graphblockchain.com

OR

Christian Scovenna – President & COO

Phone: (416) 453-4708

Email: cscovenna@graphblockchain.com